Exhibit 99.1

Sirona Reports Record Fiscal 2013 Fourth Quarter and Full Year Results

•	Record fourth quarter revenues of $278.6 million, up 12.6% compared to prior year, or up 8.3% constant currency*. Fiscal year 2013 revenues increased 12.5%, or up 11.7% constant currency.

•	Fourth quarter diluted earnings per share of $0.65 on a GAAP reported basis compared to $0.62 in the prior year. Fourth quarter non-GAAP adjusted EPS* of $0.81, up 10.8% compared to $0.73 in the prior year. Fiscal 2013 EPS of $2.61 on a GAAP reported basis compared to $2.36 in the prior year. Fiscal 2013 non-GAAP adjusted EPS* of $3.41, up 12.4% compared to $3.03 in the prior year.

•	Sirona announces fiscal 2014 guidance: revenue growth of 4% to 6% constant currency, and non-GAAP adjusted EPS* of $3.60 to $3.70 (reflecting growth of approximately 6% to 9%).

Long Island City, New York, November 22, 2013 – Sirona (Nasdaq: SIRO), the dental technology leader, today announced its financial results for the quarter and fiscal year ended September 30, 2013.

Fourth Quarter Fiscal 2013 vs. Fourth Quarter Fiscal 2012 Financial Results

Revenue was $278.6 million, an increase of $31.2 million or up 12.6% (and up 8.3% on a constant currency basis). The Company’s business segments performed as follows: CAD/CAM Systems increased 35.2% (up 30.3% on a constant currency basis), Imaging Systems increased 5.5% (up 2.7% on a constant currency basis), Instruments increased 3.0% (down 2.6% on a constant currency basis), and Treatment Centers decreased 3.6% (down 8.9% on a constant currency basis).

Revenue in the United States increased another 2.8% on top of last year’s 34.1% growth. Q4 2012 was the first full quarter to benefit from the expanded exclusivity with Patterson and saw increased demand from the CEREC 27.5 event. Q4 2013 sales were particularly driven by the delivery of CAD/CAM trade-up units. Sales in international markets were strong, up 17.0% (up 10.6% constant currency), led by CAD/CAM and Imaging in Europe. Sales were exceptionally strong in Germany, which benefited from a CAD/CAM trade-up program as well as generally increasing demand for products in this segment.

Gross profit was $143.3 million, up $11.2 million. Gross profit margin was 51.4% in the fourth quarter of Fiscal 2013, compared to 53.4% in the prior year. Gross profit margin as a percent of sales was negatively impacted by unfavorable product mix which was partially offset by lower deal-related amortization.

*	Non-GAAP adjusted EPS and constant currency growth and results are non-GAAP financial measures that exclude certain items. Please refer to “Reconciliation of GAAP and non-GAAP Information (unaudited)” in the attached exhibits for a description of these items.

Net income for the fourth quarter of 2013 was $36.2 million, or $0.65 per diluted share, versus $34.7 million, or $0.62 per diluted share in the prior year period. Non-GAAP adjusted earnings per diluted share for the fourth quarter of 2013 was $0.81 compared to $0.73 in the prior year quarter, or an increase of 10.8%. A reconciliation of the non-GAAP measure to earnings per share calculated on a GAAP basis is provided in the attached table.

At September 30, 2013, the Company had cash and cash equivalents of $241.7 million and total debt of $75.4 million, resulting in net cash of $166.3 million. This compares to net cash of $75.6 million at September 30, 2012.

Jeffrey Slovin, President and CEO of Sirona commented: “Our record fourth quarter was led by CAD/CAM’s 30.3% constant currency growth, driven by robust trade-up programs and new user demand. On a regional basis, Germany had another exceptional quarter, ending the year with 23.4% growth, constant currency.”

Mr. Slovin continued: “I am pleased to report that fiscal 2013 was an extremely successful year filled with many strategic and operational accomplishments. We delivered on our goals, including double digit top and bottom line growth. This marks the third consecutive year of double digit revenue growth which is the result of increasing adoption of Sirona’s technology and products around the world.”

Fiscal 2013 vs. Fiscal 2012 Financial Results

Revenue was $1,101.5 million, an increase of $122.1 million or up 12.5% (and up 11.7% on a constant currency basis). The Company’s business segments grew as follows: CAD/CAM Systems increased 22.4% (up 21.6% on a constant currency basis), Imaging Systems increased 10.0% (up 9.5% on a constant currency basis), Treatment Centers increased 6.9% (up 5.8% on a constant currency basis), and Instruments increased 1.0% (flat on a constant currency basis).

Revenue in the United States increased 18.2% and benefitted from strong demand for our Imaging and CAD/CAM products, the impact of implementation of the Medical Device Tax in 2013 and anticipated changes in tax benefits in the first quarter, the delivery of Omnicam trade-ups particularly in the third and fourth quarters, and the expanded agreement with Patterson. Revenues outside the United States increased 10.1% (up 9.1% constant currency) and were particularly driven by Germany, which increased 23.4% at constant currency. In Germany, we benefitted from orders following the International Dental Show in Cologne in March 2013, where we introduced a record 25 new products, a successful trade-up program in the CAD/CAM segment, as well as last-edition sales of our renowned M1+ treatment center unit.

Gross profit was $591.4 million, up $67.4 million. Gross profit margin was 53.7% for Fiscal 2013, compared to 53.5% in the prior year. Gross profit margin as a percent of sales was positively impacted by lower deal-related amortization which more than offset unfavorable product mix.

Fiscal 2013 net income was $146.7 million, or $2.61 per diluted share, versus $133.8 million, or $2.36 per diluted share in the prior year period. Fiscal 2013 Non-GAAP adjusted earnings per diluted share was $3.41 compared to $ 3.03 in Fiscal 2012, or an increase of 12.4%.

Fiscal 2014 Guidance

Management anticipates fiscal year 2014 constant currency revenue growth to be in the range of 4% to 6%, and EPS on a non-GAAP adjusted basis* in the range of $3.60 to $3.70 (reflecting growth of approximately 6% to 9%).

“In fiscal 2014 we continue to see strong demand for our products and expect to generate solid bottom line leverage. The 4% to 6% revenue guidance range reflects the difficult comparisons created by this year’s 20% constant currency growth in our two largest markets, the U.S. and Germany,” said Mr. Slovin.

Conference Call/Webcast Information

Sirona will hold a conference call to discuss its financial results at 8:30 a.m. Eastern Time on November 22, 2013. The teleconference can be accessed by calling +1-877-703-6107 (domestic) or +1-857-244-7306 (international) using passcode # 17519230. The webcast will be available via the Internet at http://ir.sirona.com, and a presentation relating to the call will be available on our website. A replay of the conference call will be available through November 29, 2013 by calling +1-888-286-8010 (domestic) or +1-617-801-6888 (international) using passcode #73844233. A web archive will be available for 30 days at www.sirona.com.

About Sirona Dental Systems, Inc.

Sirona, the dental technology leader, has served dealers and dentists worldwide for more than 130 years. Sirona develops, manufactures, and markets a complete line of dental products, including CAD/CAM restoration systems (CEREC), digital intra-oral, panoramic and 3D imaging systems, dental treatment centers, and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

Contact information:

Joshua Zable

Vice President, Investor Relations

+1-718-482-2184

joshua.zable@sirona.com

This press release contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as “may,” “could,” “estimate,” “will,” “believe,” “anticipate,” “think,” “intend,” “expect,” “project,” “plan,” “target,” “forecast”, and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company’s products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations and currency exchange rate fluctuations, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission, which can be accessed through the SEC’s website, www.sec.gov. This presentation contains non-GAAP financial measures, which should not be viewed in isolation and do not purport to be an alternative to net income (loss) as an indicator of operating performance or an alternative to cash flows from operating activities as a measure of liquidity. The Company assumes no obligation to and expressly disclaims any obligation to update or revise any forward-looking statements contained in this document to reflect new information or future events or developments after the date any such statement is made.

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF INCOME

	UNAUDITED Three month ended September 30,		Year ended September 30,
	2013	2012	2013	2012
	$‘000s (except per share amounts)		$‘000s (except per share amounts)

Revenue	$278,604	$247,364	$1,101,491	$979,351
Cost of sales	135,313	115,285	510,136	455,400

Gross profit	143,291	132,079	591,355	523,951

Selling, general and administrative expense	83,372	76,912	332,849	295,659
Research and development	14,649	12,606	59,575	52,622
Provision for doubtful accounts and notes receivable	(152)	(338)	613	(75)
Net other operating income	(2,500)	(2,500)	(14,414)	(10,000)

Operating income	47,922	45,399	212,732	185,745

(Gain)/loss on foreign currency transactions, net	1,848	(382)	12,355	5,873
(Gain)/loss on derivative instruments	(738)	(2,147)	(421)	(1,961)
Interest expense, net	822	984	3,410	3,767
Other (income)/expense	(1,227)	(529)	(183)	(257)

Income before taxes	47,217	47,473	197,571	178,323
Income tax provision	10,741	12,622	49,022	42,718

Net income	36,476	34,851	148,549	135,605

Less: Net income attributable to noncontrolling interests	241	115	1,804	1,773

Net income attributable to Sirona Dental Systems, Inc.	$36,235	$34,736	$146,745	$133,832

Income per share (attributable to Sirona Dental Systems, Inc. common shareholders):
- Basic	$0.66	$0.63	$2.67	$2.41
- Diluted	$0.65	$0.62	$2.61	$2.36
Weighted average shares - basic	54,980,287	55,128,904	54,979,044	55,524,188
Weighted average shares - diluted	56,090,777	56,388,273	56,213,992	56,755,396

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2013	September 30, 2012
	$‘000s (except per share amounts)
ASSETS

Current assets
Cash and cash equivalents	$241,745	$151,088
Restricted cash	681	—
Accounts receivable, net of allowance for doubtful accounts of $1,588 and $1,408, respectively	145,212	132,569
Inventories, net	109,175	81,007
Deferred tax assets	31,370	24,781
Prepaid expenses and other current assets	32,556	17,622
Income tax receivable	2,345	2,213

Total current assets	563,084	409,280

Property, plant and equipment, net of accumulated depreciation and amortization of $156,730 and $125,706, respectively	182,737	143,351
Goodwill	672,086	631,077
Intangible assets, net of accumulated amortization of $503,130 and $446,447, respectively	301,718	288,556
Other non-current assets	5,620	9,382
Deferred tax assets	13,174	12,888

Total assets	$1,738,419	$1,494,534

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Trade accounts payable	$73,235	$51,961
Short-term debt and current portion of long-term debt	447	478
Income taxes payable	9,319	14,906
Deferred tax liabilities	745	817
Accrued liabilities and deferred income	162,341	118,075

Total current liabilities	246,087	186,237

Long-term debt	75,000	75,000
Deferred tax liabilities	131,455	122,441
Other non-current liabilities	27,447	16,852
Indebtedness to related parties
Pension related provisions	65,985	61,629
Deferred income	34,401	40,000

Total liabilities	580,375	502,159

Shareholders’ equity
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued and outstanding)	0	0
Common stock ($0.01 par value; 95,000,000 shares authorized; 57,213,615 shares issued and 54,999,436 shares outstanding at Sept. 30, 2013; 56,598,045 shares issued and 55,051,673 shares outstanding at Sept. 30, 2012	572	566
Additional paid-in capital	723,288	699,279
Treasury stock (at cost) 2,214,179 shares held at cost at Sept. 30, 2013; 1,546,372 shares held at cost at Sept. 30, 2012	(111,955)	(69,058)
Excess of purchase price over predecessor basis	(49,103)	(49,103)
Retained earnings	584,216	437,471
Accumulated other comprehensive income/(loss)	8,607	(29,797)

Total Sirona Dental Systems, Inc. shareholders’ equity	1,155,625	989,358

Noncontrolling interests	2,419	3,017

Total shareholders’ equity	1,158,044	992,375

Total liabilities and shareholders’ equity	$1,738,419	$1,494,534

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended September 30, 2013	Year ended September 30, 2012
	$‘000s

Cash flows from operating activities
Net income	$148,549	$135,605

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	75,596	77,749
(Gain)/loss on disposal of property, plant and equipment	93	(91)
(Gain)/loss on derivative instruments	(421)	(1,961)
(Gain)/loss on foreign currency transactions	12,355	5,873
Deferred income taxes	(2,665)	(17,274)
Amortization of debt issuance cost	554	631
Share-based compensation expense	12,813	8,623

Changes in assets and liabilities
Accounts receivable	(13,174)	(38,301)
Inventories	(26,778)	8,824
Prepaid expenses and other current assets	(14,345)	(1,935)
Restricted cash	(698)	646
Other non-current assets	(278)	(290)
Trade accounts payable	16,398	4,600
Accrued liabilities and deferred income	22,857	(6,674)
Other non-current liabilities	7,555	15,144
Income taxes receivable	(59)	1,954
Income taxes payable	(6,327)	8,246

Net cash provided by operating activities	$232,025	$201,369

Cash flows from investing activities
Investment in property, plant and equipment	(70,715)	(47,131)
Proceeds from sale of property, plant and equipment	83	105
Prepayments for other assets	—	(4,612)
Purchase of intangible assets	(1,194)	(514)
Acquisition of business, net of cash acquired	(35,019)	—

Net cash used in investing activities	$(106,845)	$(52,152)

	Year ended September 30, 2013	Year ended September 30, 2012
	$‘000s

Cash flows from financing activities
Repayments of short-term and long-term debt	$(98)		$(434,364)
Proceeds from borrowings	—		138,932
Purchase of treasury stock	(42,897)		(49,309)
Debt issuance cost	—		(2,765)
Purchase of shares from noncontrolling interest	(1,386)		—
Dividend distributions to noncontrolling interest	(1,435)		(1,689)
Common shares issued under share based compensation plans	7,926		3,932
Tax effect of common shares exercised under share based compensation plans	(183)		(181)

Net cash used in financing activities	$(38,073)		$(345,444)

Change in cash and cash equivalents	87,107		(196,227)
Effect of exchange rate change on cash and cash equivalents	3,550		1,456
Cash and cash equivalents at beginning of period	151,088		345,859

Cash and cash equivalents at end of period	$241,745		$151,088

Supplemental information
Interest paid	$2,848		$2,966
Interest capitalized	184		237
Income taxes paid	65,663		44,795

Acquisition of business
Current assets	$5,185	$
Non-current assets	61,237
Current liabilities	(7,835)
Non-current liabilities	(11,951)

	46,636		—
Cash paid	(36,673)
Settlement of balances	(4,544)

Fair value of liabilities incurred	$5,419		$—

Sale of business, net of cash sold
Current assets	$—		$—
Non-current assets	—		—
Current liabilities	—		—
Non-current liabilities	—		—

	$—		$—

Reconciliation of GAAP and Non-GAAP Information (unaudited)

HISTORICAL

Non-GAAP Adjusted Net Income Financial Measures

(unaudited)

	Three months ended September 30, 2013
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
	$‘000s, except per share amount

GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$36,235	$0.65
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$10,457	$2,378	8,079
(Gain)/loss on foreign currency transactions, net	1,848	406	1,442
(Gain)/loss on derivative instruments	(738)	(176)	(562)

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$45,193	$0.81

*	tax impact calculated using estimated effective tax rate of 22.5%

	Three months ended September 30, 2012
	Pre Tax	Tax Impact**	After Tax	Per Diluted Share
	$‘000s, except per share amount

GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$34,736	$0.62
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$11,419	$3,092	8,327

(Gain)/loss on foreign currency transactions, net	(382)	88	(470)
(Gain)/loss on derivative instruments	(2,147)	(571)	(1,576)

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$41,017	$0.73

**	tax impact calculated using estimated effective tax rate of 26.6%

	Twelve months ended September 30, 2013
	Pre Tax	Tax Impact**	After Tax	Per Diluted Share
	$‘000s, except per share amount

GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$146,745	$2.61
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$40,212	$9,530	30,682
(Gain)/loss on foreign currency transactions, net	12,355	2,928	9,427
(Gain)/loss on derivative instruments	(421)	(100)	(321)
Other items:
Non-cash remeasurement of deferred tax assets and liabilities due to an increase in German trade tax rate	2,196	—	2,196
Non-cash compensation charge for the revaluation of share based compensation in connection with the Transition Agreement for the departing CEO and Chairman	3,764	892	2,872

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$191,600	$3.41

*	tax impact calculated using estimated effective tax rate of 23.7%

	Twelve months ended September 30, 2012
	Pre Tax	Tax Impact**	After Tax	Per Diluted Share
	$‘000s, except per share amount

GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$133,832	$2.36

Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$46,622	$11,189	35,433

(Gain)/loss on foreign currency transactions, net	5,873	1,526	4,347
(Gain)/loss on derivative instruments	(1,961)	(528)	(1,433)

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$172,178	$3.03

**	tax impact calculated using estimated effective tax rate of 24%

FORWARD-LOOKING

Non-GAAP Adjusted EPS Guidance (unaudited)

	Low End of Guidance
	Pre-Tax	Tax Impact	After Tax	Per Diluted Share
	$ millions, except per share amount

GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$175	$3.11
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$36	$9	$27
(Gain)/Loss Foreign Currency Transactions, net**	—	—	—

(Gain)/Loss on derivative instruments, net**	—	—	—

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$202	$3.60

	High End of Guidance
	Pre-Tax	Tax Impact	After Tax	Per Diluted Share
	$ millions, except per share amount

GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$180	$3.21
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	36	9	27
(Gain)/Loss Foreign Currency Transactions, net**	—	—	—

(Gain)/Loss on derivative instruments, net**	—	—	—

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$207	$3.70

**	We are unable to provide estimates for these items because we are unable to predict the 2014 and long-term impact of foreign exchange due to unpredictability of future changes in foreign exchange rates.

To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: (i) non-GAAP adjusted net income, and (ii) non-GAAP adjusted earnings per diluted share, which exclude, as applicable, amortization and depreciation expense resulting from the step-up to fair values of intangible and tangible assets related to past business combinations gain/loss on foreign currency transactions, gain/loss on derivative instruments and any related tax effects and to the extent relevant in a particular period, any other cash or non-cash items that management does not view as indicative of its ongoing operating performance. Also set forth above under the heading “FORWARD-LOOKING” are reconciliations of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they might not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges and other items should be excluded from its non-GAAP financial measures. Management currently compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our “core operating performance”. Management believes that “core operating performance” represents Sirona’s operating performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” the impact of acquisition-related intangible depreciation and amortization in order to compare our underlying financial performance to prior periods, certain charges related to currency revaluation of assets and liabilities that do not reflect our period-to-period core operating performance, and to the extent relevant in a particular period, any other cash or non-cash items that management does not view as indicative of its ongoing operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods.

Constant Currency: We have included certain revenue information in this press release on a constant currency basis. This information is a non-GAAP financial measure. We additionally present revenue on a constant currency basis because we believe it facilitates a comparison of our operating results from period to period without regard to changes resulting solely from fluctuations in currency rates.

Sirona calculates constant currency revenue growth by comparing current period revenues to prior period revenues with both periods converted at the U.S. Dollar/Euro average foreign exchange rate for each month of the current period. The average exchange rate for the three months ended September 30, 2013, was $1.35. The average exchange rate for the fiscal year ended September 30, 2013 was $1.31 and varied from $1.28 to $1.34. For the three months and full year ended September 30, 2012, an average exchange rate converting Euro denominated revenues into U.S. Dollars of $1.25 and $1.30, respectively, was applied.

Our forecasted 2014 constant currency net revenue guidance excludes the impact of foreign exchange. We are unable to reconcile our projected 2014 constant currency net revenue growth to our full-year projected 2014 net revenue growth because we are unable to predict the 2014 and long-term impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates. Therefore, we are unable to provide a reconciliation of these measures.